EXHIBIT 99.1

For Immediate Release:	October 11, 2024
Helene Shifts HOMB into Hurricane Mode
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or “the Company”), parent company of Centennial Bank (“Centennial”), announced it has established additional reserves for loan losses related to the Hurricane Helene FEMA Disaster Area for the third quarter of 2024.
As a result of Hurricane Helene, which made landfall September 26, 2024 as a Category 4 hurricane, HOMB recorded additional loan loss reserves of approximately $16.7 million.
HOMB has operated in Florida for many years, and there is no substitute for experience. Hurricane mode at HOMB includes generators, satellite phones at branches in the region, a toll-free number for employees to call to mark themselves safe and a reserve for potential losses on loans.
“Due to the widespread devastation of Helene, it will take time to get clarity from customers on damages incurred, needed deferrals or potential losses on a little over $1 billion worth of loans in the path of the storm,” said John Allison, Chairman of HOMB. “We always like to get out in front and be prepared for events like this, and I’m proud that we have the strength in our balance sheet to prepare for unfortunate events such as this,” continued Allison.
“We will also be evaluating the impact of Hurricane Milton which made landfall on October 9, 2024 and marched straight across the state of Florida in our footprint. This event could result in a substantial increase to hurricane related loan reserves for the fourth quarter,” added Allison.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 58 branches in Texas, 5 branches in Alabama and one branch in New York City.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impact of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625